FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           Titanium Metals Corporation
             (Exact name of registrant as specified in its charter)


                 Delaware                             13-5630895
(State of incorporation or organization) (I.R.S. Employer Identification No.)

    1999 Broadway, Suite 4300                            80202
   -------------------------                             -----
(Address of principal executive offices)              (Zip Code)


If this form relates to the registration     If this form realtes to the regis-
of a class of securities pursuant to         tration of a class of securities
Section 12(b) of the Exchange Act and is     pursuant to Section 12(g) of the
effective pursuant to General Instruction    Exchange Act and is effective
A.(c), please check the following box:       pursuant to General Instruction
                                             A.(d), please check the following
[X]                                          box:
                                             [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
To be so registered                             each class is to be registered

Common Stock, $.01 Par Value                        New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1.            Description of Registrant's Securities to be Registered

                  The securities of the Registrant to be registered on the New York Stock Exchange, Inc. are the Registrant's Common Stock, par value $.01 per share. The Registrant hereby incorporates by reference the description of the Common Stock appearing under the section entitled "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-2940), including any prospectus filed in accordance with Rule 424 under the Securities Act of 1933.

Item 2..           Exhibits

                  Not applicable

                                                    SIGNATURES


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  Titanium Metals Corporation
                                  (Registrant)



                                  By:/s/Robert E. Musgraves
                                     Robert E. Musgraves, Vice President
                                     and General Counsel


Dated:  June 29, 1998



34501

                                                    SIGNATURES


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                Titanium Metals Corporation
                                (Registrant)



                                 By:/s/ Robert E. Musgraves
                                 Robert E. Musgraves, Vice President and General Counsel


Dated:  June 29, 1998



34501